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                                                                 Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of Condor Technology Solutions, Inc. of our report dated November 24, 1997, on our audits of the consolidated financial statements of Federal Computer Corporation and Subsidiaries as of October 31, 1995 and 1996 and July 31, 1997 and for each of the three years in the period ended October 31, 1996 and for the nine months ended July 31, 1997. We also consent to the reference to our firm under the caption "Experts."

                                              Coopers & Lybrand L.L.P.

Washington, D.C.
December 12, 1997